UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 5, 2017

PAYMEON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2599 North Federal Highway, Fort Lauderdale, Florida  33305

(Address of principal executive offices) (Zip Code)

1-844-422-7258

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

As disclosed below, effective April 5, 2017 Paymeon, Inc., a Nevada corporation (the “Company”) issued Paul Sallarulo 250,000 shares of common stock.  The Company relied upon exemption provided under Section 4(a)(2) of the Securities Act of 1933, as amended, for the issuance.  The certificates representing the securities contain legends restricting transferability absent registration or applicable exemption.

Item 5.02  Departure  of  Directors  or  Certain  Officers;  Election  of  Directors;  Appointment  of  Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2017, the board of directors of the Company, expanded its board of directors to three members by written consent of the board of directors.  Paul Sallarulo was appointed by the members of the Company’s board of directors, to fill the newly created vacancy.

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Mr. Sallarulo served as Chairman of the Board, President and CEO of Nexera Medical Inc. As the Company’s principal government contact, Mr. Sallarulo was responsible for Nexera receiving the first certification in Europe for an antimicrobial mask, in addition to the first certification of a predicate device ”antibacterial respirator mask” issued by the FDA.

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Mr. Sallarulo had an extensive financial career in capital markets and investment banking in senior positions with Wachovia Securities, Prudential, Raymond James, Meridian Capital Markets and CoreStates Capital Markets.

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Mr. Sallarulo was appointed Commissioner of the North Broward Hospital District by Florida Governor Jeb Bush for two four-year terms and served as Chairman of the Board of Commissioners, and Chairman of the Executive Committee. He oversaw four major hospitals, thirty-eight clinics, six thousand professionals, and a budget in excess of $ 2 Billion. He served as Chairman of the Audit Committee, Legal Review Committee, Joint Conference Committee, Broward Health Foundation, Community Relations Committee for Broward General Hospital, Community Relations Committee for Imperial Point Medical Center, and currently serves on the Liberty Health Foundation Board in Jersey City, New Jersey.

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Mr. Sallarulo served on the Board of Directors of Foss Manufacturing, LLC Company,  Board of Trustees of Nova Southeastern University, Chairman of the Board of Governors of Nova Southeastern University - Wayne Huizenga School of Business, President of the International  Alumni Association of NSU, Nova Southeastern University College of Dental Medicine — Advisory Board, and was inducted as the first Honorary member into Sigma Beta Delta Society – International Honor Society in Business, Management and Administration.  Mr. Sallarulo also served as a member of the Planning and Zoning Board of Fort Lauderdale, Broward County Personal Advisory Board Fort Lauderdale, the Fort Lauderdale Marine Advisory Board., and the Economic Development Advisory Board.

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Mr. Sallarulo was Co-Founder of Broward Bank of Commerce, and served on the Board of Directors.  He is Chairman of the Budget Committee, Strategic Planning Committee and Nominating Committee. He also served on the Marketing Committee, Loan Committee, ALCO Committee, and Compensation Committee. Mr. Sallarulo assisted in the Sale of Broward Financial Holdings, the parent company of Broward Bank of Commerce, to Home BancShares, parent company of Centennial Bank in 2014. Mr. Sallarulo currently serves on the Regional Board of Directors of Centennial Bank and serves on the Loan Committee, and Strategic Planning Committee.

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Mr. Sallarulo is the recipient of several prestigious awards including: Distinguished Alumni Achievement Award — Nova Southeastern University — 1996. He received The Outstanding Young Men of America Award in 1996, The “Hope Award” for 2002 from The Multiple Sclerosis Society, The 2002 “Valor Award”  by The American Diabetes Society, The “Humanitarian of The Year Award” by The Caducean Society of Fort Lauderdale in 2002, The 2003 “Leadership Tribute Award” by The Elderly Interest Fund, The 2004 “Irishman of The Year Award” by The Emerald Society, The 2003 Alumnus of The year award by Nova Southeastern University, The award for “Outstanding Community Service in Raising Funds” in 2005 by the National American Diabetes Association, 2005 “Leading Men” award by the Cystic Fibrosis Foundation, 2006 “Tree of Life Award” by the Jewish National Fund, 2006 “Profiles in Leadership” award by The Leadership Broward Foundation, Gold Coast Magazine” 50 most powerful people in Broward County” in 2002, 2007 and 2009, Pinion - “Member of the Year 2007”, 2008 “Founders Award” by The Children’s Diagnostic and Treatment Center, 2010 “Advocates of Distinction” award by the Center for Independent Living of Broward in Honor of the 20th Anniversary of The Americans with Disabilities Act, “2011 Community Health Award” by The Hypoglycemia Support Foundation, 2011 ‘Community Champion’ Award by Deliver The Dream Foundation,  selected as The ‘2011 Outstanding  Volunteer Fundraiser’ by the  Association of Fundraising Professionals, was inducted in to The “2012 Special Olympics Hall of Fame”, and  the “2014 Style and Substance” award by the Symphony of the America’s.

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Mr. Sallarulo is Chairman of The Special Olympics of Broward County, and has been an advocate for people with physical and mental challenges for more than 44 years.  In 2008, Governor Charlie Crist recognized Paul with the Point of Light Award for outstanding Volunteerism.

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In addition to his professional responsibilities Mr. Sallarulo has been involved in the Republican Party on a National, State and Local level. He has been Delegate to Republican National Conventions, President of the Broward Young Republican club, and was selected as one of the “Top 10 Young Republicans in Florida”. He received the “Spirit of Lincoln” Award for his lifelong contributions to the Republican Party.

Mr. Sallarulo graduated with a B.B.A. degree in Business Administration from Baruch College in New York City and an M.B.A. from Nova Southeastern University with honors in Fort Lauderdale, Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMEON, INC.

/s/ Edward Cespedes
Edward Cespedes
Chief Executive Officer
April 11, 2017